Exhibit 99.1

Prospect Capital Reports September 2018 Quarterly Results and Declares Additional Monthly Distributions
NEW YORK - (GLOBE NEWSWIRE) - November 6, 2018 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our first fiscal quarter ended September 30, 2018.

All amounts in $000’s except per share amounts	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2018	June 30, 2018	September 30, 2017

Net Investment Income (“NII”)	$85,159	$79,480	$63,732
Interest as % of Total Investment Income	88.4%	91.8%	93.4%

NII per Share	$0.23	$0.22	$0.18

Net Income (“NI”)	$83,795	$114,304	$11,973
NI per Share	$0.23	$0.31	$0.03

Distributions to Shareholders	$65,693	$65,491	$81,647
Distributions per Share	$0.18	$0.18	$0.23

NAV per Share at Period End	$9.39	$9.35	$9.12

Net of Cash Debt to Equity Ratio	75.1%	66.5%	71.6%
For the September 2018 quarter, we earned net investment income (“NII”) of $85.2 million, or $0.23 per weighted average share, up $0.01 from the June 2018 quarter, exceeding our current quarterly dividend rate of $0.18 per share by $0.05 per share. The increase in NII per share resulted primarily from an increase in dividend income compared to the June 2018 quarter.
In the September 2018 quarter, our net of cash debt to equity ratio was 75.1%, up 3.5% from September 2017.
For the September 2018 quarter, our net income (“NI”) was $83.8 million, or $0.23 per weighted average share, a decrease of $0.08 from the June 2018 quarter.
Our net asset value (“NAV”) per share increased by $0.04 to $9.39 during the September 2018 quarter.

DISTRIBUTION DECLARATION
Prospect is declaring distributions as follows:

•	$0.06 per share for November 2018 to November 30, 2018 record holders with December 20, 2018 payment date;

•	$0.06 per share for December 2018 to January 2, 2019 record holders with January 24, 2019 payment date; and

•	$0.06 per share for January 2019 to January 31, 2019 record holders with February 21, 2019 payment date.
These distributions mark Prospect’s 124th, 125th, and 126th consecutive cash distributions to shareholders.
Based on the declarations above, Prospect’s closing stock price of $6.77 at November 5, 2018 delivers to shareholders a 10.6% dividend yield.
Based on past distributions and our current share count for declared distributions, Prospect since inception through our January 2019 distribution will have distributed $16.98 per share to original shareholders, exceeding $2.7 billion in cumulative distributions to all shareholders.
Prospect expects to declare February 2019, March 2019, and April 2019 distributions in February 2019.

PORTFOLIO AND INVESTMENT ACTIVITY
We continue to prioritize secured lending. At September 30, 2018 and June 30, 2018, our portfolio consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	September 30, 2018	June 30, 2018

Total Investments (at fair value)	$5,936,683	$5,727,279
Number of Portfolio Companies	137	135
% Controlled Investments (at fair value)	41.9%	42.0%

Secured First Lien	44.4%	43.9%
Secured Second Lien	21.7%	22.1%
Structured Credit	16.3%	16.8%
Equity Investments	17.1%	16.6%
Unsecured Debt	0.5%	0.6%

Annualized Current Yield - All Investments	10.8%	10.5%
Annualized Current Yield - Performing Interest Bearing Investments	13.5%	13.0%

Top Industry Concentration(1)	14.1%	14.2%

Energy Industry Concentration(1)	3.2%	3.0%

Non-Accrual Loans as % of Total Assets (2)	2.4%	2.5%

Weighted Average Portfolio Net Leverage(3)	4.58x	4.60x
Weighted Average Portfolio EBITDA(3)	$56,459	$55,384

(1)	Excluding our underlying industry-diversified structured credit portfolio.

(2)	Calculated at fair value.

(3)	For additional disclosure see “Weighted Average Portfolio EBITDA and Net Leverage” at the end of this release.

During the September 30, 2018 and June 30, 2018 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	September 30, 2018	June 30, 2018

Total Originations	$254,642	$339,841

Agented Sponsor Debt	63.6%	41.6%
Non-Agented Debt	20.8%	3.3%
Structured Credit	9.3%	6.5%
Real Estate	4.2%	14.7%
Corporate Yield Buyouts	2.1%	0.5%
Agented Non-Sponsor Debt	0.0%	33.4%

Total Repayments	$55,166	$362,287
Originations, Net of Repayments	$199,476	($22,446)
For a listing of transactions completed during the quarter, please see section titled “Portfolio Investment Activity” in our Form 10-Q for the quarter ended September 30, 2018.

We have invested in structured credit investments with individual standalone financings non-recourse to Prospect and with our risk limited in each case to our net investment amount. At September 30, 2018 and June 30, 2018, our structured credit portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	September 30, 2018	June 30, 2018

Total Structured Credit Investments	$965,322	$960,194

# of Investments	46	44

CLO Equity
TTM Average Cash Yield(1)(2)(3)(4)	16.2%	17.6%
Annualized Cash Yield(1)(2)(3)(4)	11.7%	21.1%
Annualized GAAP Yield on Fair Value(1)(2)	14.4%	14.5%
Annualized GAAP Yield on Amortized Cost(2)(5)	12.2%	12.6%

Cumulative Cash Distributions	$1,191,061	$1,163,691
% of Original Investment	77.9%	76.3%

# of Underlying Collateral Loans	1,908	2,025
Total Asset Base of Underlying Portfolio	$19,335,517	$19,087,415

Prospect TTM Default Rate	1.13%	1.15%
Broadly Syndicated Market TTM Default Rate	1.81%	1.98%
Prospect Default Rate Outperformance vs. Market	0.68%	0.83%

(1)	Calculation based on fair value.

(2)	Excludes deals in the process of redemption.

(3)	Excludes deal that have yet to make a first payment.

(4)
Excluding deals that had a temporarily low cash yield in the September 30, 2018 quarter due to resets, the Trailing Twelve Months (“TTM”) Average Cash Yield would be 19.5% and the Annualized Cash Yield would be 14.3% as of September 30, 2018.

(5)	Calculation based on amortized cost.
To date, including called deals in the process of liquidation, we have exited 11 structured credit investments totaling $290.5 million with an expected average realized IRR of 16.2% and cash on cash multiple of 1.49 times.
Since September 30, 2017 through today, one of our structured credit investments has completed a refinancing to reduce liability spreads, and 23 additional structured credit investments have completed multi-year extensions of their reinvestment periods (typically at reduced liability spreads). We believe further upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions.
To date during the December 2018 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
December 31, 2018

Total Originations	$87,261

Non-Agented Debt	83.1%
Agented Sponsor Debt	5.7%
Structured Credit	9.6%
Real Estate	1.6%

Total Repayments	$44,545
Originations, Net of Repayments	$42,716
LIQUIDITY AND FINANCIAL RESULTS
The following table summarizes key leverage statistics at September 30, 2018 and June 30, 2018:

All amounts in $000’s	As of September 30, 2018	As of June 30, 2018
Net of Cash Debt to Equity Ratio	75.1%	66.5%
% of Assets at Floating Rates	87.8%	89.7%
% of Liabilities at Fixed Rates	85.0%	98.4%

Unencumbered Assets	$4,667,374	$4,502,764
% of Total Assets	75.3%	77.1%
In September 2018 we repurchased the remaining $153.536 million of 5.00% 2019 Notes and issued $100 million of 6.375% 2024 Notes. The below table summarizes our issuance and repurchase activity:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
6.375% 2024 Notes	$100,000	6.375%	January 2024
2024 Notes ATM	$15,566	6.25%	June 2024
2028 Notes ATM	$10,078	6.25%	June 2028
Repurchases
5.00% 2019 Notes	$153,536	5.00%	July 2019
Prospect Capital InterNotes®	$29,360	4.00% - 5.50%	February 2020 - September 2020
On August 1, 2018, we completed an extension of the revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 5.7 years from such date and reducing the interest rate on drawn amounts to one-month Libor plus 2.20%. The new Facility, for which $830 million of commitments have been closed to date with 21 institutional lenders (representing one of the most diversified bank groups in our industry), with further increases targeted, includes an accordion feature that allows the Facility, at Prospect's discretion, to accept up to a total of $1.5 billion of commitments. The Facility matures March 27, 2024. The Facility includes a revolving period that extends through March 27, 2022, followed by an additional two-year amortization period, with distributions allowed to Prospect after the completion of the revolving period.

We currently have seven separate unsecured debt issuances aggregating $1.5 billion outstanding, not including our program notes, with laddered maturities extending to June 2028. At September 30, 2018, $768.9 million of program notes were outstanding with staggered maturities through October 2043.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call Wednesday, November 7, 2018 at 10:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to December 6, 2018, call 877-344-7529 passcode 10126063. The call will be available prior to December 6, 2018 on Prospect’s website, www.prospectstreet.com.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	September 30, 2018	June 30, 2018

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $2,331,620 and $2,300,526, respectively)	$2,487,337	$2,404,326
Affiliate investments (amortized cost of $175,235 and $55,637, respectively)	95,993	58,436
Non-control/non-affiliate investments (amortized cost of $3,532,959 and $3,475,295, respectively)	3,353,353	3,264,517
Total investments at fair value (amortized cost of $6,039,814 and $5,831,458, respectively)	5,936,683	5,727,279
Cash	120,052	83,758
Receivables for:
Interest, net	23,516	19,783
Other	1,359	1,867
Due from broker	102,834	3,029
Deferred financing costs on Revolving Credit Facility	8,202	2,032
Due from Affiliate	5,888	88
Prepaid expenses	948	984
Total Assets	6,199,482	5,838,820
Liabilities
Revolving Credit Facility	404,000	37,000
Convertible Notes (less unamortized debt issuance costs of $12,009 and $13,074, respectively)	810,138	809,073
Prospect Capital InterNotes® (less unamortized debt issuance costs of $11,875 and $11,998, respectively)	757,012	748,926
Public Notes (less unamortized discount and debt issuance costs of $12,219 and $11,007, respectively)	687,706	716,810
Due to Prospect Capital Management	51,327	49,045
Interest payable	27,365	33,741
Dividends payable	21,914	21,865
Due to broker	—	6,159
Accrued expenses	4,535	5,426
Due to Prospect Administration	2,396	2,212
Other liabilities	2,145	1,516
Total Liabilities	2,768,538	2,431,773
Commitments and Contingencies	—	—
Net Assets	$3,430,944	$3,407,047

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 365,225,139 and 364,409,938 issued and outstanding, respectively)	$365	$364
Paid-in capital in excess of par	4,027,305	4,021,541
Accumulated overdistributed net investment income	(25,689)	(45,186)
Accumulated net realized loss	(467,906)	(465,493)
Net unrealized loss	(103,131)	(104,179)
Net Assets	$3,430,944	$3,407,047

Net Asset Value Per Share	$9.39	$9.35

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2018	2017
Investment Income
Interest income:
Control investments	$56,454	$46,030
Affiliate investments	227	205
Non-control/non-affiliate investments	68,609	72,430
Structured credit securities	34,152	29,420
Total interest income	159,442	148,085
Dividend income:
Control investments	14,665	—
Non-control/non-affiliate investments	262	544
Total dividend income	14,927	544
Other income:
Control investments	2,791	2,091
Non-control/non-affiliate investments	3,262	7,859
Total other income	6,053	9,950
Total Investment Income	180,422	158,579
Operating Expenses
Base management fee	29,957	30,163
Income incentive fee	21,290	15,933
Interest and credit facility expenses	37,908	41,035
Allocation of overhead from Prospect Administration	3,365	3,528
Audit, compliance and tax related fees	393	1,088
Directors’ fees	79	113
Other general and administrative expenses	2,271	2,987
Total Operating Expenses	95,263	94,847
Net Investment Income	85,159	63,732
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains
Control investments	1	9
Affiliate investments	—	846
Non-control/non-affiliate investments	1,040	582
Net realized gains	1,041	1,437
Net change in unrealized gains (losses)
Control investments	51,918	1,093
Affiliate investments	(13,755)	5,193
Non-control/non-affiliate investments	(37,114)	(59,037)
Net change in unrealized gains (losses)	1,049	(52,751)
Net Realized and Net Change in Unrealized Gains (Losses) from Investments	2,090	(51,314)
Net realized losses on extinguishment of debt	(3,454)	(445)
Net Increase in Net Assets Resulting from Operations	$83,795	$11,973
Net increase in net assets resulting from operations per share	$0.23	$0.03
Dividends declared per share	$(0.18)	$(0.23)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

	Three Months Ended September 30,
	2018	2017
Per Share Data
Net asset value at beginning of period	$9.35	$9.32
Net investment income(1)	0.23	0.18
Net realized and change in unrealized gains (losses) (1)	—	(0.15)
Distributions of net investment income	(0.18)	(0.23)
Common stock transactions(2)	(0.01)	—	(3)
Net asset value at end of period	$9.39	$9.12

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuances and repurchases of common stock, if any.

(3)	Amount is less than $0.01.

WEIGHTED AVERAGE PORTFOLIO EBITDA AND NET LEVERAGE

Weighted Average Portfolio Net Leverage (“Portfolio Net Leverage”) and Weighted Average Portfolio EBITDA (“Portfolio EBITDA”) provide clarity into the underlying capital structure of our portfolio debt investments and the likelihood that our overall portfolio will make interest payments and repay principal.
Portfolio Net Leverage reflects the net leverage of each of our portfolio company debt investments, weighted based on the current fair market value of such investments. The net leverage for each portfolio company is calculated based on our investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to our position within the capital structure because our exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, structured credit residual interests and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to us. Portfolio Net Leverage provides us with some guidance as to our exposure to the interest payment and principal repayment risk of our overall debt portfolio. We monitor our Portfolio Net Leverage on a quarterly basis.
Portfolio EBITDA is used by Prospect to supplement Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Portfolio EBITDA is calculated using the weighted average dollar amount EBITDA of each of our portfolio company debt investments. The calculation provides us with insight into profitability and scale of the portfolio companies within our overall debt investments.
These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments and other nonrecurring transaction expenses.
Together, Portfolio Net Leverage and Portfolio EBITDA assist us in assessing the likelihood that we will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of our underlying portfolio company debt investments, but to supplement such analysis.

ABOUT PROSPECT CAPITAL CORPORATION
Prospect Capital Corporation (www.prospectstreet.com) is a business development company lending to and investing in private businesses. Our investment objective is to generate current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements are highly likely to be affected by unknowable future events and conditions, including some that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702